Exhibit 99


    Psychiatric Solutions Reports Third Quarter Financial Results

  Income from Continuing Operations Increases 31% to $0.38 Per Share

     Affirms 2007 Earnings Guidance and Establishes 2008 Earnings
                 Guidance in a Range of $1.83 to $1.87


    FRANKLIN, Tenn.--(BUSINESS WIRE)--Nov. 1, 2007 --Psychiatric Solutions, Inc. ("PSI") (NASDAQ: PSYS) today announced financial results for the third quarter and nine months ended September 30, 2007. Income from continuing operations was $0.38 per diluted share for the third quarter of 2007, up 31.0% from $0.29 per diluted share for the third quarter of 2006.

    Total revenue grew 58.5% to a record $402.0 million during the third quarter from $253.7 million for the third quarter of 2006. Same-facility revenue increased 8.3% to $254.7 million compared to the same period in 2006. Growth in same-facility revenue was primarily driven by a 6.9% increase in same-facility revenue per patient day as well as 1.5% growth in same-facility patient days.

    Consolidated adjusted EBITDA increased 61.8% to $68.9 million for the third quarter, reflecting a 17.1% margin. Same-facility adjusted EBITDA margin expanded 150 basis points to 21.6% compared to 20.1% during the third quarter of 2006. Adjusted EBITDA margin for all facilities was 19.8%, down slightly compared to the third quarter of last year primarily as a result of the acquisition of a large number of lower margin facilities within the last twelve months. A reconciliation of GAAP and non-GAAP financial results can be found on pages 6 and 7.

    Joey Jacobs, Chairman, President and Chief Executive Officer of PSI, stated, "Our results for the third quarter and first nine months of 2007 confirm our strength in operating new and existing inpatient facilities efficiently while providing high quality care to patients with mental illness. In a highly fragmented industry experiencing rising demand and limited capacity, PSI is positioned to produce further significant profitable growth and improved stockholder value in the years ahead."

    Based primarily on operating and financial results for the third quarter and first nine months of 2007, PSI affirmed its guidance for adjusted earnings from continuing operations for 2007 of $1.47 to $1.49 per diluted share, representing an annual growth rate in a range of 29% to 31% compared to 2006. PSI also established its 2008 guidance for adjusted earnings from continuing operations in the range of $1.83 to $1.87 per diluted share, reflecting growth of 23% to 27%. The Company's earnings guidance excludes the one-time loss on refinancing of debt in 2007 and does not include the impact from any future acquisitions.

    PSI will hold a conference call to discuss third quarter financial results at 10:00 a.m. Eastern time on Friday, November 2, 2007. A live webcast of the conference call will be available at www.psysolutions.com in the "Investors" section of the site or at www.earnings.com. The webcast will be available through the end of business on November 16, 2007.

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements other than those made solely with respect to historical fact and are based on the intent, belief or current expectations of PSI and its management. PSI's business and operations are subject to a variety of risks and uncertainties that might cause actual results to differ materially from those projected by any forward-looking statements. Factors that could cause such differences include, but are not limited to: (1) PSI's ability to successfully integrate the Horizon Health Corporation operations; (2) potential competition which alters or impedes PSI's acquisition strategy by decreasing PSI's ability to acquire additional inpatient facilities on favorable terms; (3) the ability of PSI to improve the operations of acquired inpatient facilities; (4) the ability to maintain favorable and continuing relationships with physicians who use PSI's facilities;
(5) the ability to receive timely additional financing on terms acceptable to PSI to fund PSI's acquisition strategy and capital expenditure needs; (6) risks inherent to the health care industry, including the impact of unforeseen changes in regulation, reimbursement rates from federal and state health care programs or managed care companies and exposure to claims and legal actions by patients and others; and (7) PSI's ability to comply with applicable licensure and accreditation requirements. The forward-looking statements herein are qualified in their entirety by the risk factors set forth in PSI's filings with the Securities and Exchange Commission. PSI undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof.

    PSI offers an extensive continuum of behavioral health programs to critically ill children, adolescents and adults and is the largest operator of owned or leased freestanding psychiatric inpatient facilities with approximately 10,000 beds in 31 states, Puerto Rico and the U.S. Virgin Islands. PSI also manages freestanding psychiatric inpatient facilities for government agencies and psychiatric inpatient units within medical/surgical hospitals owned by others.




                     PSYCHIATRIC SOLUTIONS, INC.
             CONDENSED CONSOLIDATED STATEMENTS OF INCOME
        (Unaudited, in thousands except for per share amounts)


                             Three Months Ended    Nine Months Ended
                                September 30,        September 30,
                             -----------------------------------------
                               2007      2006       2007       2006
                             --------- --------- ----------- ---------


Revenue                      $402,021  $253,696  $1,078,585  $742,534

Salaries, wages and employee
 benefits (including share-
 based compensation of
 $4,423, $2,059, $12,006 and
 $10,449 for the respective
 three and nine month
 periods 2007 and 2006)       223,902   143,920     599,137   420,490
Professional fees              40,565    24,072     106,629    70,827
Supplies                       21,820    14,494      59,745    42,766
Rentals and leases              5,747     3,274      15,391     9,906
Other operating expenses       38,517    23,038     105,026    70,428
Provision for doubtful
 accounts                       7,019     4,401      20,958    13,756
Depreciation and
 amortization                   8,525     5,194      22,037    14,745
Interest expense               22,253    10,059      53,669    28,537
Loss on refinancing of long-
 term debt                          -         -       8,179         -
                             --------- --------- ----------- ---------
                              368,348   228,452     990,771   671,455
                             --------- --------- ----------- ---------
Income from continuing
 operations before income
 taxes                         33,673    25,244      87,814    71,079
Provision for income taxes     12,831     9,593      33,457    27,010
                             --------- --------- ----------- ---------
Income from continuing
 operations                    20,842    15,651      54,357    44,069
Loss from discontinued
 operations, net of income
 tax benefit of $322, $78,
 $800 and $608 for the
 respective three and nine
 month periods 2007 and 2006     (517)     (127)     (1,300)     (992)
                             --------- --------- ----------- ---------
Net income                   $ 20,325  $ 15,524  $   53,057  $ 43,077
                             ========= ========= =========== =========

Basic earnings per share:
   Income from continuing
    operations               $   0.38  $   0.29  $     1.00  $   0.83
   Loss from discontinued
    operations, net of taxes    (0.01)        -       (0.02)    (0.01)
                             --------- --------- ----------- ---------
Net income                   $   0.37  $   0.29  $     0.98  $   0.82
                             ========= ========= =========== =========

Diluted earnings per share:
   Income from continuing
    operations               $   0.38  $   0.29  $     0.98  $   0.81
   Loss from discontinued
    operations, net of taxes    (0.01)        -       (0.02)    (0.01)
                             --------- --------- ----------- ---------
Net income                   $   0.37  $   0.29  $     0.96  $   0.80
                             ========= ========= =========== =========

Shares used in computing per
 share amounts:
   Basic                       54,278    53,114      54,064    52,849
   Diluted                     55,415    54,266      55,343    54,077





                     PSYCHIATRIC SOLUTIONS, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                      (Unaudited, in thousands)


                                            September 30, December 31,
                                                2007          2006
                                            ------------- ------------


                  ASSETS
Current assets:
   Cash and cash equivalents                   $   22,398   $   18,572
   Accounts receivable, less allowance for
    doubtful accounts of $34,946 and
    $18,672, respectively                         241,838      179,050
   Prepaids and other                              68,716       45,364
                                            ------------- ------------
Total current assets                              332,952      242,986
Property and equipment, net of accumulated
 depreciation                                     680,541      539,758
Cost in excess of net assets acquired           1,089,053      760,268
Other assets                                       66,765       37,910
                                            ------------- ------------
Total assets                                   $2,169,311   $1,580,922
                                            ============= ============

   LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                            $   29,676   $   25,222
   Salaries and benefits payable                   79,990       66,236
   Other accrued liabilities                       71,667       45,855
   Current portion of long-term debt                5,903        2,386
                                            ------------- ------------
Total current liabilities                         187,236      139,699
Long-term debt, less current portion            1,176,553      740,921
Deferred tax liability                             53,650       44,924
Other liabilities                                  28,158       27,599
                                            ------------- ------------
Total liabilities                               1,445,597      953,143
Minority interest                                   4,433            -
Stockholders' equity:
   Common stock, $0.01 par value, 125,000
    shares authorized; 54,608 and 53,421
    issued and outstanding, respectively              546          534
   Additional paid-in capital                     562,159      523,193
   Retained earnings                              156,576      104,052
                                            ------------- ------------
Total stockholders' equity                        719,281      627,779
                                            ------------- ------------
Total liabilities and stockholders' equity     $2,169,311   $1,580,922
                                            ============= ============





                     PSYCHIATRIC SOLUTIONS, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                      (Unaudited, in thousands)

                                                   Nine Months Ended
                                                     September 30,
                                                 ---------------------
                                                    2007       2006
                                                 ---------- ----------

Operating activities:
Net income                                       $  53,057  $  43,077
Adjustments to reconcile net income to net cash
 provided by continuing operating activities:
   Depreciation and amortization                    22,037     14,745
   Share-based compensation                         12,006     10,449
   Loss on refinancing of long-term debt             8,179          -
   Amortization of loan costs and bond premium       1,591      1,225
   Loss from discontinued operations                 1,300        992
   Change in income tax assets and liabilities       8,219     24,270
   Changes in operating assets and liabilities,
    net of effect of acquisitions:
      Accounts receivable                          (18,557)   (11,721)
      Prepaids and other current assets                648     (3,685)
      Accounts payable                              (6,784)    (2,038)
      Salaries and benefits payable                   (766)     4,740
      Accrued liabilities and other liabilities        297      1,416
                                                 ---------- ----------
Net cash provided by continuing operating
 activities                                         81,227     83,470
Net cash used in discontinued operating
 activities                                           (493)    (2,677)
                                                 ---------- ----------
Net cash provided by operating activities           80,734     80,793

Investing activities:
Cash paid for acquisitions, net of cash acquired (462,729) (167,065) Capital purchases of leasehold improvements,
 equipment and software                            (48,361)   (20,880)
Other assets                                          (750)        35
                                                 ---------- ----------
Net cash used in investing activities             (511,840)  (187,910)

Financing activities:
Borrowings on long-term debt                       481,875          -
Principal payments on long-term debt               (40,220)      (274)
Net (decrease) increase in revolving credit
 facility borrowings                               (11,000)    52,000
Payment of loan and stock issuance costs            (6,603)      (101)
Costs to refinance long-term debt                   (7,127)         -
Excess tax benefits from share-based payment
 arrangements                                        4,072      5,771
Proceeds from issuance of common stock upon
 exercise of stock options                          13,935      5,456
                                                 ---------- ----------
Net cash provided by financing activities          434,932     62,852
                                                 ---------- ----------
Net increase (decrease) in cash                      3,826    (44,265)
Cash and cash equivalents at beginning of the
 period                                             18,572     54,699
                                                 ---------- ----------
Cash and cash equivalents at end of the period   $  22,398  $  10,434
                                                 ========== ==========

Effect of Acquisitions:
Assets acquired, net of cash acquired            $ 533,084  $ 182,056
Liabilities assumed                                (52,653)   (10,745)
Long-term debt assumed                              (8,702)    (4,246)
Common stock issued                                 (9,000)         -
                                                 ---------- ----------
Cash paid for acquisitions, net of cash acquired $ 462,729  $ 167,065
                                                 ========== ==========





                     PSYCHIATRIC SOLUTIONS, INC.
   RECONCILIATION OF NET INCOME TO ADJUSTED INCOME FROM CONTINUING
                              OPERATIONS
        (Unaudited, in thousands except for per share amounts)


                                        Three Months    Nine Months
                                            Ended           Ended
                                        September 30,   September 30,
                                       --------------- ---------------
                                        2007    2006    2007    2006
                                       ------- ------- ------- -------

Net income                             $20,325 $15,524 $53,057 $43,077
Plus reconciling items:
   Discontinued operations, net of
    taxes                                  517     127   1,300     992
   Provision for income taxes           12,831   9,593  33,457  27,010
                                       ------- ------- ------- -------
Income from continuing operations
 before income taxes                    33,673  25,244  87,814  71,079
Loss on refinancing of long-term debt        -       -   8,179       -
                                       ------- ------- ------- -------
Adjusted income from continuing
 operations before income taxes         33,673  25,244  95,993  71,079
Adjusted provision for income taxes     12,831   9,593  36,573  27,010
                                       ------- ------- ------- -------
Adjusted income from continuing
 operations(a)                         $20,842 $15,651 $59,420 $44,069
                                       ======= ======= ======= =======

Income from continuing operations per
 diluted share                         $  0.38 $  0.29 $  0.98 $  0.81
                                       ======= ======= ======= =======
Adjusted income from continuing
 operations per diluted share(a)       $  0.38 $  0.29 $  1.07 $  0.81
                                       ======= ======= ======= =======

Diluted shares used in computing per
 share amounts                          55,415  54,266  55,343  54,077

(a) PSI believes its calculation of adjusted income from continuing operations per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes items not related to the Company's core business operations. Adjusted income from continuing operations per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted income from continuing operations per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.





                     PSYCHIATRIC SOLUTIONS, INC.
  RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA AND
                            ADJUSTED EBITDA
                      (Unaudited, in thousands)


                                  Three Months Ended Nine Months Ended
                                    September 30,      September 30,
                                  ------------------ -----------------
                                     2007     2006     2007     2006
                                  ---------- ------- -------- --------

Income from continuing operations    $20,842 $15,651 $ 54,357 $ 44,069
   Provision for income taxes         12,831   9,593   33,457   27,010
   Interest expense                   22,253  10,059   53,669   28,537
   Depreciation and amortization       8,525   5,194   22,037   14,745
                                  ---------- ------- -------- --------
EBITDA(a)                             64,451  40,497  163,520  114,361
Other expenses:
   Loss on refinancing of long-
    term debt                              -       -    8,179        -
   Share-based compensation            4,423   2,059   12,006   10,449
                                  ---------- ------- -------- --------
Adjusted EBITDA(a)                   $68,874 $42,556 $183,705 $124,810
                                  ========== ======= ======== ========

(a) EBITDA and adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation and amortization. Adjusted EBITDA is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, share-based compensation and other items included in the caption above labeled "Other expenses". These other expenses may occur in future periods but the amounts recognized can vary significantly from period to period and do not directly relate to the ongoing operations of our health care facilities. PSI's management relies on EBITDA and adjusted EBITDA as the primary measures to review and assess operating performance of its facilities and their management teams. PSI believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management. Management and investors also review EBITDA and adjusted EBITDA to evaluate PSI's overall performance and to compare PSI's current operating results with corresponding periods and with other companies in the health care industry. You should not consider EBITDA and adjusted EBITDA in isolation or as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States. Because EBITDA and adjusted EBITDA are not measures of financial performance under accounting principles generally accepted in the United States and are susceptible to varying calculations, they may not be comparable to similarly titled measures of other companies.





                     PSYCHIATRIC SOLUTIONS, INC.
               OPERATING STATISTICS - OWNED FACILITIES
                             (Unaudited)
                        (Revenue in thousands)

                                         Three Months Ended
                                            September 30,
                                       -----------------------
                                                                  %
                                          2007        2006     Change
                                       ----------- ----------- -------
Same-facility results:
   Revenue                             $  254,680  $  235,171     8.3%
   Admissions                              25,888      25,738     0.6%
   Patient days                           454,129     447,533     1.5%
  Average length of stay(a)                  17.5        17.4     0.6%
  Revenue per patient day(b)           $      561  $      525     6.9%
   EBITDA margin                             21.6%       20.1% 150 bps

Total facility results:
   Revenue                             $  359,295  $  240,749    49.2%
   Admissions                              36,749      26,250    40.0%
   Patient days                           642,650     459,518    39.9%
  Average length of stay(a)                  17.5        17.5     0.0%
  Revenue per patient day(b)           $      559  $      524     6.7%
   EBITDA margin                             19.8%       20.0% -20 bps


                                         Nine Months Ended
                                            September 30,
                                       -----------------------
                                                                  %
                                          2007        2006     Change
                                       ----------- ----------- -------
Same-facility results:
   Revenue                             $  736,222  $  688,222     7.0%
   Admissions                              79,846      77,887     2.5%
   Patient days                         1,341,105   1,320,133     1.6%
  Average length of stay(a)                  16.8        16.9    -0.6%
  Revenue per patient day(b)           $      549  $      521     5.4%
   EBITDA margin                             21.3%       19.9% 140 bps

Total facility results:
   Revenue                             $  991,299  $  704,282    40.8%
   Admissions                             103,608      79,458    30.4%
   Patient days                         1,788,185   1,356,138    31.9%
  Average length of stay(a)                  17.3        17.1     1.2%
  Revenue per patient day(b)           $      554  $      519     6.7%
   EBITDA margin                             19.8%       19.8%   0 bps


(a) Average length of stay is defined as patient days divided by admissions.
(b) Revenue per patient day is defined as owned facility revenue divided by patient days.



    CONTACT: Psychiatric Solutions, Inc.
             Brent Turner, 615-312-5700
             Executive Vice President, Finance and Administration